Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Annual Report on Form 11-K of the LabOne, Inc. Profit Sharing 401(k) Plan (the "Plan") for the year ending December 31, 2003 (the "Report") fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

LabOne, Inc.

Date: June 28, 2004

By/s/John W. McCarty
John W. McCarty, Executive V.P. and Chief
Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to LabOne, Inc., and will be retained by LabOne, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.